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                                  Exhibit 10.1


                       DIGITAL TRANSMISSION SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         Digital Transmission Systems, Inc., a Delaware corporation (hereinafter referred to as the "Sponsoring Employer" or as an "Employer"), has adopted the following Employee Stock Purchase Plan for the benefit of its eligible employees.

         The number of shares of the Sponsoring Employer's $.0l par value common stock (the "Common Stock") presently reserved for issuance under the plan is 150,000 shares.

         The purpose of this plan is to provide an opportunity for eligible employees of an Employer to share in the growth and prosperity of the Sponsoring Employer through acquisition of shares of the Common Stock.

         The Company intends that options issued under this plan (hereinafter "Options") constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE I

                                     TITLE

         SECTON 1.01     This plan shall be known as the Digital Transmission
Systems, Inc. 1996 Employee Stock Purchase Plan (hereinafter referred to as the "Plan").


                                   ARTICLE II

                                  DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context, viz.:

         SECTION 2.01 The term "Board of Directors" or "Board" shall mean the Board of Directors of the Sponsoring Employer.

         SECTION 2.02 The term "Closing Market Price" shall mean the price paid in the last sale in the Nasdaq Stock Market's SmallCap Market (hereinafter referred to as "NASDAQ") as reported by NASDAQ as of the applicable date; provided that, if there shall be any material alteration in the present system of reporting prices of such stock, or if such stock shall no longer be reported by NASDAQ, the fair market value of the stock as of a particular date shall be determined by such method as shall be specified by the Compensation Committee of the Board and, provided further, that for so long as the

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common stock is only traded as part of a unit, the price of the common stock shall be determined by using the price paid for a unit as described above and attributing a price to the warrant as determined through the use of a Black-Scholes option pricing model.

         SECTION 2.03 The term "Continuous Service" shall mean an Employee's number of completed days or months of continuous employment with an Employer from his last hiring date to his date of severance of employment for any reason. Continuous Service shall not be broken by reason of and shall be credited for absence due to vacation, temporary sickness or "injury".

         SECTION 2.04 The term "Contribution Account" shall mean the account established on behalf of a Member to which shall be credited the amount of the Member's contribution, pursuant to Article IV.

         SECTION 2.05 The term "Employee" shall mean each current or future employee of an Employer, except highly compensated employees of the Employer (within the meaning of Section 414(q) of the Code), whose customary employment is at least twenty (20) hours a week and is or will be more than five (5) months in a calendar year.

         SECRION 2.06     The term "Employer" shall mean any corporation
designated by the Board of Directors of the Sponsoring Employer as an Employer under this Plan and which is either the Sponsoring Employer or a Subsidiary of the Sponsoring Employer.

         SECTION 2.07 The term "Exercise Date" shall man the last NASDAQ trading date of the Plan Period.

         SECTION 2.08 The term "Grant Date" shall mean the first NASDAQ trading date of the Plan Period.

         SECTION 2.09 The "Issue Price" shall mean the price of the stock to be charged to participating Members at the Exercise Date as provided in
Article IV.

         SECTION 2.10 The term "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in Article III.

         SECTION 2.11 The term "Member's Contribution Rate" shall be that exact number of dollars a Member elects to contribute by regular payroll deductions to his Contribution Account as provided by Section 4.02.

         SECTION 2.12 For hourly Employees the term "Normal Monthly Pay" shall be computed by annualizing the Employee's hourly base pay and his regular scheduled hours of work as of the first day of the Plan Period in question and dividing by twelve. For salaried Employees the "Normal Monthly Pay" shall be the Employee's regular monthly base pay as of the first day of the Plan Period in question.

         SECTION 2.13 The term "Plan Period" shall mean the twelve (12) month Period beginning on July 1 of a calendar year and ending on the next succeeding June 30.

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         SECTION 2.14     The term "Sponsoring Employer" shall mean Digital
Transmission Systems, Inc., a Delaware corporation, the plan sponsor for all purposes.

         SECTION 2.15 The term "Sponsoring Employer Stock" shall mean those shares of the Common Stock which pursuant to section 4.01 are reserved for issuance upon the exercise of the options granted under this Plan.

         SECTION 2.16 The term "Subsidiary" shall mean any corporation having a relationship to the Sponsoring Employer described in Section 424(f) of the Code, as amended.

         SECTION 2.17 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.



                                  ARTICLE III

                               MEMBERSHIP IN PLAN

         SECTION 3.01 Each employee will be eligible to become a Member in the Plan for any Plan Period if he has completed ninety (90) days of Continuous Service with an Employer on or before the first day of the Plan Period.

         SECTION 3.02 Upon becoming a Member, said Member shall be bound by the terms of this Plan, including any amendments hereto.

         SECTION 3.03 Each Employee who becomes eligible to become a Member shall be furnished a summary of the Plan and a request for participation. If such Employee elects to participate hereunder for a Plan Period, he shall complete such form and file it with his Employer prior to the first day of the Plan Period (provided, however, that for the first Plan period under this Plan, elections to participate may be filed by a date determined by the Board of Directors). An Employee may only become a Member in the Plan at the beginning of a Plan Period. The complete request for participation shall indicate the Member's Contribution Rate authorized by the Member for such Plan Period.



                                   ARTICLE IV

                           ISSUANCE OF STOCK OPTIONS

         SECTION 4.01 The Sponsoring Employer shall reserve 150,000 shares of Sponsoring Employer Stock for issuance upon the exercise of the options granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired

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for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

         SECTION 4.02 Subject to the provisions of this Plan, including the limitations contained in Section 4.06, on the Grant Date for each Plan Period each Employee is hereby granted an Option for each Plan Period to purchase the number of shares of Common Stock which may be purchased, at the Issue Price determined under Section 4.04, with the aggregate amount of the Member's contributions during the Plan Period. In order to participate in the Plan for a Plan Period and be granted an option hereunder, an Employee must authorize his Employer to deduct through payroll deduction an exact number of dollars per month, but not less than $10.00 per month ("Member's Contribution Rate"). The maximum deduction shall be 10% of his Normal Monthly Pay from his Employer as of the first day of the Plan Period. Such authorization shall be in writing and on such forms as shall be provided by the Sponsoring Employer. Such deductions shall begin as of the first pay period beginning on or after the first day of the Plan Period. For all purposes of this Plan, such contributions shall be deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the beginning of the Plan Period. No interest shall accrue on any amounts withheld under this Plan.

        At any time during the Plan Period, a Member may notify the Sponsoring Employer that he wishes to discontinue his contributions. This notice shall be in writing on such forms as provided by the Sponsoring Employer and shall become effective as of a date specified by the Member but not more than (30) days following its receipt by the Sponsoring Employer.

        Members may elect to withdraw their contributions at any time during the Plan Period. However, if contributions are withdrawn during the Plan Period, no further contributions will be permitted during the Plan Period.

        The fact that an Employee elects to participate for a Plan Period, or fails so to elect, shall not affect his right to participate, or not to participate, for any other Plan Period.

         SECTION 4.03 If the total number of shares to be purchased under options by all Members for any Plan Period exceeds the number of shares remaining authorized under this Plan, a pro rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of the respective aggregate payroll deductions up to the Exercise Date.

         SECTION 4.04 The Issue Price of the Sponsoring Employer Stock under this Plan will be the lesser of (a) 85% of the Closing Market Price on the last trading date of the Plan Period (being the Exercise Date for the Plan Period) or (b) 85% of the Closing Market Price on the first trading date of the Plan Period (being the Grant Date for the Plan Period).

         SECTION 4.05 On the Exercise Date a Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price, defined in Section 4.04, into the Member's Contribution Account, unless the Member has notified the Sponsoring Employer in writing ten (10) business days prior to the Exercise Date that the Member does not want to exercise

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any options.  Notwithstanding the foregoing, no Member may purchase more than
2,000 shares of Sponsoring Employer Stock under the Plan during any Plan Period. Any money remaining in a Member's Contribution Account that is not used to purchase Sponsoring Employer Stock shall be returned to the Member. Options granted under this Plan shall be subject to such amendment or modification as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary.

         SECTION 4.06 In no event may a Member (i) receive an option which permits his rights to purchase stock under all employee stock purchase plans of the Employer and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (ii) receive an option if he owns (within the meaning of Section 423(b)(3) of the Code), immediately after the option is granted, stock possessing five percent (5 %) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer or its parent or subsidiary corporation, or (iii) transfer or otherwise alienate any option granted to him under this plan, other than by will or the laws of descent and distribution.

         SECTION 4.07 The Sponsoring Employer stock certificates purchased through the exercise of the option granted hereunder shall be issued to the Member as soon as practicable after the date of such exercise. All shares of Sponsoring Employer Stock purchased in accordance with Section 4.05 hereof shall be issued in the name of the Member or former Member and shall be kept in such name by the Member or former Member until the earlier of the date the shares are disposed of or the expiration of both of the periods described in
Section 4.11 hereof.

         SECTION 4.08 Any Employee whose employment with the Employer is terminated for any reason, except death or retirement, during a Plan Period shall cease being a Member immediately. The balance of the Member's Contribution Account shall be paid to such Member, or his legal representative, as soon as practicable after his termination. Any options granted to such Member shall be deemed null and void.

         SECTION 4.09 If a Member shall die during the Plan Period, no further contributions on behalf of the deceased Member shall be made. The Executor or administrator of the deceased Member may elect to withdraw the balance in said Member's Contribution Account by notifying the Employer in writing prior to the last day of the Plan Period. In the event no election to withdraw has been made, the balance accumulated in the Member's Contribution Account shall be used to purchase shares of Sponsoring Employer's Stock in accordance with Section 4.05 hereof.

         SECTION 4.10 If a Member shall retire during a Plan Period, no further contributions on behalf of the retired Member shall be made. The Member May elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the last day of the Plan Period. In the event no election to withdraw has been made, the balance accumulated in the retired Member's Contribution Account shall be used to purchase shares of the Sponsoring Employer's Stock in accordance with Section 4.05 hereof.

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         SECTION 4.11     If a Member or former Member disposes of a share of
Sponsoring Employer Stock obtained under this Plan (i) prior to two (2) years after the Grant Date of such share, or (ii) prior to one (1) year after the Exercise Date, then that Member or former Member must notify the Sponsoring Employer immediately of such disposition in writing.





                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 5.01 The Sponsoring Employer or an individual delegated such authority by the Sponsoring Employer shall administer the Plan and keep records of individual Member benefits. The Compensation Committee of the Board shall interpret the terms and intent of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Compensation Committee shall be conclusive and binding on all persons.

         SECTION 5.02 Each Member, former Member, or any other person who shall claim any right or benefit under this Plan, shall be entitled only to look to the Employer for such benefit.

         SECTION 5.03 The Compensation Committee of the Board may, at any time or from time to time, amend the Plan in any respect, except that approval of the stockholders of the Sponsoring Employer will be required for any amendment for which stockholder approval is required under Section 423 of the Code or any other applicable law. The Compensation Committee may at any time terminate the Plan effective as of the last day of any Plan Period or may terminate the right of Members to make contributions or further contributions under the Plan during any Plan Period.

         SECTION 5.04 The Employer will pay all expenses of administering this Plan that may arise in connection with this Plan.

         SECTION 5.05 Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this plan that are not covered in this Plan shall be promulgated and adopted by the Compensation Committee of the Board.

         SECTION 5.06 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any Provisions hereof.

         SECTION 5.07 This Plan shall be construed in accordance with the laws of the State of Georgia.

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         SECTION 5.08     A misstatement of fact as to an Employee's length of
Continuous Service, date of employment or any such other matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

         SECTION 5.09 The options granted hereunder are not transferrable by the Member otherwise than by will or the laws of descent and distribution, and are exercisable during the Member's lifetime only by him. If a Member attempts such assignment, transfer or alienation, his Employer shall disregard that action.

         SECTION 5.10 This Plan is intended to be an "employee stock purchase plan" qualified under Section 423 of the Code, and it shall be interpreted and administered by the Sponsoring Employer in such a manner as to insure that the Members receive the benefits provided by such a plan.

         SECTION 5.11 This Plan shall not be deemed to constitute a contract between an Employer and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

         SECTION 5.12 No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, the Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits by the Employer under this Plan.

         SECTION 5.13 Notwithstanding any other provisions of this Plan, in order for this plan to continue as effective, it must be approved by the shareholders of the Sponsoring Employer during the period commencing twelve
(12) months prior to and ending twelve (12) months after it is adopted by the Board.

         SECTION 5.14 The aggregate number of shares of Sponsoring Employer Stock reserved for purchase under the Plan as provided in Section 4.01 hereof, and the calculation of the Issue Price per share as provided in Section
4.04 hereof and the maximum number of shares which may be purchased by each Member pursuant to Section 4.05 hereof shall be appropriately adjusted to reflect any increases or decreases in the number of issued shares of Sponsoring Employer Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or payment of a stock dividend, stock split, or other such increase or decrease in such shares of Sponsoring Employer Stock. In the event of a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation or survives only as a subsidiary of another corporation, each outstanding option granted under this Plan shall terminate except to the extent that another corporation assumes such option or substitutes another option therefor.

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         SECTION 5.15     The Sponsoring Employer's obligation to sell and
deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

         SECTION 5.16 Any notice which the Sponsoring Employer or Member may be required or permitted to give to each other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: if to the Sponsoring Employer to the Chief Financial Officer, Digital Transmission Systems, Inc., 3000 Northwoods Parkway, Building 330, Norcross, Georgia 30071, or at such other address as the Sponsoring Employer, by notice to the Members, may designate in writing from time to time; if to any other Employer, to the address designated by such Employer in a written notice to the Members; and if to the Member, at the address shown on the records of the Sponsoring Employer, or at such other address as the Member, by notice to the Sponsoring Employer, may designate in writing from time to time.

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